EXHIBIT (23)




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in Registration Statement Nos. 33-63017, 333-46430 and 333-55002, Post-Effective Amendment No. 1 to Registration Statement No. 2-76276, and Post-Effective Amendment No. 2 to Registration Statement No. 2-77195 on Form S-8 of Northwest Natural Gas Company, and in the Prospectus constituting part of Registration Statement Nos. 33-53795, and 333-55366, and Post-Effective Amendment No. 1 to Registration Statement Nos. 33-1304, 33-20384, and 333-32989 on Form S-3 of Northwest Natural Gas Company of our report dated February 16, 2001 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K/A.



/s/ PricewaterhouseCoopers LLP

Portland, Oregon
August 10, 2001